UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2013

First BanCorp.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 12, 2013, First BanCorp. (the “Corporation”), the United States Department of the Treasury (“Treasury”), funds affiliated with Thomas H. Lee Partners, L.P. (“THL”), and funds managed by Oaktree Capital Management, L.P. (“Oaktree” and, together with Treasury and THL, the “Selling Stockholders”) entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters, with respect to the underwritten public offering of 28,000,000 shares of the common stock, $0.10 par value per share (the “Common Stock”) of the Corporation (32,200,000 shares of Common Stock if the underwriters exercise in full their option to purchase additional shares), to be sold by the Selling Stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement, dated August 12, 2013, by and among the Corporation, the Selling Stockholders and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2013	First BanCorp.

By: /s/ Lawrence Odell
Name: Lawrence Odell
Title: EVP and General Counsel

Exhibit Index

Exhibit	Description of Exhibit

1.1	Underwriting Agreement, dated August 12, 2013, by and among the Corporation, the Selling Stockholders and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters.